UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

ENTROPIC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9276 Scranton Road

Suite 200

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 625-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 4, 2008, Entropic Communications, Inc., a Delaware corporation, announced, among other things, its financial results for the fourth quarter and fiscal year ended December 31, 2007. Such financial results included certain non-GAAP financial measures and adjustments, including the addition of RF Magic, Inc.’s financial results as if Entropic’s acquisition of RF Magic had occurred at the beginning of the periods presented. To supplement such financial information, Entropic is making available to investors certain components of its GAAP and non-GAAP net income (loss) for the fiscal years ended December 31, 2005, 2006 and 2007, as well as the quarterly periods for the years ended December 31, 2006 and 2007. Entropic believes that such supplemental financial information may be useful to investors in evaluating trends in its historical financial results and understanding the non-GAAP financial measures previously disclosed on February 4, 2008. Such supplemental financial information is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof, and regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Supplemental Financial Information for the Years Ended December 31, 2005, 2006 and 2007 and the quarterly periods for the years ended December 31, 2006 and 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated:	February 11, 2008	By:	/s/ Lance W. Bridges, Esq.
Lance W. Bridges, Esq.
Vice President of Corporate Development and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Supplemental Financial Information for the Years Ended December 31, 2005, 2006 and 2007 and the quarterly periods for the years ended December 31, 2006 and 2007.